CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer Small Company VCT Portfolio and Pioneer Small Cap Value II VCT Portfolio and in the Prospectus for Class I and Class II shares of Pioneer Small Cap Value VCT Portfolio ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our report dated February 10, 2006 on the financial statements and financial highlights of each Pioneer Portfolio incorporated by reference in the Pioneer Variable Contracts Trust's Annual Report as of December 31, 2005, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Small Cap Value VCT Portfolio. We further consent to the reference to our firm under the heading "Representations and Warranties" (paragraph 5.1(f)) in the Form of Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the reference to our firm under the captions "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Variable Contracts Trust's Statement of Additional Information and to the incorporation by reference of our report, dated February 11, 2005, on the financial statements and financial highlights for the year ended December 31, 2004 of Pioneer Small Cap Value VCT Portfolio, Pioneer Small Cap Value II VCT Portfolio and Pioneer Small Company VCT Portfolio, included in the Annual Reports to the Shareowners, in Post-Effective Amendment No. 37 to Pioneer Variable Contracts Trust's Registration Statement (Form N-1A, No. 33-84546), as filed with the Securities and Exchange Commission on April 22, 2005 (Accession No. 0001016964-05-000143), which is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of the Pioneer Small Cap Value VCT Portfolio.


                                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 6, 2006